As filed with the Securities and Exchange Commission on January 31, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	11-1893410 (I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor
New York, New York 10019

(Address of Principal Executive Offices)

GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN

(Full title of the plan)

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary
Griffon Corporation

712 Fifth Avenue, 18th Floor

New York, New York 10019
(212) 957-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Martin Nussbaum, Esq.

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.25 per share	1,700,000 shares	$21.98	$37,366,000	$4,851

(1)	Represents additional shares of the Registrant’s Common Stock issuable pursuant to the Griffon Corporation 2016 Equity Incentive Plan, as amended and restated through January 30, 2020, being registered hereby.

(2)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $21.98, based on the average of the high sales price ($22.30) and the low sales price ($21.66) per share of the Company’s Common Stock as reported on the New York Stock Exchange on January 27, 2020.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 1,700,000 shares of the Registrant’s Common Stock, which are securities of the same class and relate to the same employee benefit plan, the Griffon Corporation 2016 Equity Incentive Plan, as amended and restated through January 30, 2020, as those shares registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2016, File No. 333-209222, which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion and Consent of Dechert LLP.
10.1	Griffon Corporation 2016 Equity Incentive Plan, as amended and restated through January 30, 2020 (incorporated by reference to Annex A and Annex B to the Registrant’s Proxy Statement relating to the 2020 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on December 17, 2019).
23.1	Consent of Grant Thornton LLP.
23.3	Consent of Dechert LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 31, 2020.

GRIFFON CORPORATION

By:	/s/Ronald J. Kramer
Ronald J. Kramer
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Each person whose signature appears below constitutes and appoints Ronald J. Kramer and Seth L. Kaplan, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald J. Kramer	Chief Executive Officer	January 31, 2020
Ronald J. Kramer	(Principal Executive Officer)

/s/ Robert F. Mehmel	President, Chief Operating Officer
Robert F. Mehmel	and Director	January 31, 2020

/s/ Brian G. Harris	Senior Vice President and
Brian G. Harris	Chief Financial Officer (Principal Financial Offer)	January 31, 2020

/s/ W. Christopher Durborow	Vice President, Controller and Chief
W. Christopher Durborow	Accounting Officer (Principal Accounting Officer)	January 31, 2020

Signature	Title	Date

/s/ Henry A. Alpert	Director	January 31, 2020
Henry A. Alpert

/s/ Thomas J. Brosig	Director	January 31, 2020
Thomas J. Brosig

/s/ Louis J. Grabowsky	Director	January 31, 2020
Louis J. Grabowsky

/s/ Robert G. Harrison	Director	January 31, 2020
Robert G. Harrison

/s/ Lacy M. Johnson	Director	January 31, 2020
Lacy M. Johnson

/s/ Victor Eugene Renuart	Director	January 31, 2020
Victor Eugene Renuart

/s/ James W. Sight	Director	January 31, 2020
James W. Sight

/s/ Samanta Hegedus Stewart	Director	January 31, 2020
Samanta Hegedus Stewart

/s/ Kevin F. Sullivan	Director	January 31, 2020
Kevin F. Sullivan

/s/ Cheryl L. Turnbull	Director	January 31, 2020
Cheryl L. Turnbull

/s/ William H. Waldorf	Director	January 31, 2020
William H. Waldorf